                                                                       Exhibit 4

                       AGREEMENT OF JOINT FILING

     In accordance  with Rule 13d-1(k)  under the Securities and Exchange Act of
1934, as amended,  the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any  amendments  thereto,  with respect to the Common Stock, par value $0.0001 per share, of CNET Networks, Inc.
and that this agreement be included as an Exhibit to such filing.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which  together  shall be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF,  each of the undersigned hereby executes this Agreement as of October 27, 2000.

SOFTBANK AMERICA INC.                           SOFTBANK CORPORATION

By:/s/ Stephen A Grant                             By:/s/ Stephen A Grant
   Name:  Stephen A. Grant                         Name:  Stephen A. Grant
   Title: Secretary                                Title: Attorney-in-Fact

SOFTBANK HOLDINGS INC.                          MASAYOSHI SON

By:/s/ Stephen A Grant                             By:/s/ Stephen A Grant
   Name:  Stephen A. Grant                         Name:  Stephen A. Grant
   Title: Secretary                                Title: Attorney-in-Fact